UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) April 7, 2006
DOUGLAS LAKE MINERALS INC. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-50907 (Commission File Number)	98-0430222 (IRS Employer Identification No.)

Suite 520 - 470 Granville Street, Vancouver, British Columbia, Canada V6C 1V5
Telephone No.: (604) 780-7659
 (Address and telephone number of Registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)  Not applicable.

(b)  Not applicable.

(c)  On April 7, 2006, following the company's annual meeting of shareholders, the Board of Directors appointed Kulvinder Matharu to act as its Chairman; Harpreet Singh Sangha as its Chief Executive Officer and President; Antonia Bold-de-Haughton as its Chief Financial Officer; and Gurpreet Singh Sangha as Secretary-Treasurer.

Effective April 7, 2006, Laurence Stephenson and Steven Johnston ceased to be officers of the company.

Section 7.01 - Regulation FD Disclosure

At its annual meeting held on April 7, 2006, shareholders of Douglas Lake appointed six new directors: Antonia Bold-de-Haughton, Kulvinder Matharu, Honorable Joseph Rugumyamheto, Gurpreet Singh Sangha, Harpreet Singh Sangha and Honorable Daniel Yona.

Incumbent directors Steven Johnston has decided not to stand for re-election, and Laurie Stephenson was not re-elected by shareholders.

Additional information on the new directors can be found at the company's proxy statement filed on March 24, 2006.

At its annual meeting, shareholders made an amendment to section 5.09 Chair of Board Meetings to the company's Amended and Restated Bylaws, and approved of the Bylaws as amended. The Bylaws as amended by shareholders are attached as an Exhibit to this Current Report.

The information contained herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
3.1	Amended and Restated Bylaws as approved by shareholders on April 7, 2006.
99.1	Press release dated April 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DOUGLAS LAKE MINERALS INC.
Date: April 10, 2006	By: Antonia Bold-de-Haughton Antonia Bold-de-Haughton, Chief Financial Officer